SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                    -----------------------------------------


                                   Form 8-K/A

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 or 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of Earliest
   Event Reported):  May 1, 1997


                        SUBURBAN OSTOMY SUPPLY CO., INC.
             (Exact name of registrant as specified in its charger)

         MASSACHUSETTS                0-28850                 04-2675674
(State or other jurisdiction       (Commission File        (I.R.S. Employer
of incorporation or organization)      Number)             Identification No.)


       75 October Hill Road
       Holliston, Massachusetts        01746                (508) 429-1000
  (Address of principal executive    (Zip Code)        (Registrant's telephone
 offices)                                               number, including area
                                                        code)

Item 2. Acquisition.

             On May 1, 1997, pursuant to that certain Stock Purchase Agreement (the "Purchase Agreement"), dated May 1, 1997, relating to the Purchase by Suburban Ostomy Supply Co., Inc. ("Suburban") of Peiser's, Inc. ("Peiser's"), Suburban acquired all of the outstanding capital stock of Peiser's (the "Acquisition") from Barry D. Derman, the President and former sole stockholder of Peiser's, for an aggregate consideration of $8 million, of which $1 million was paid in shares of Suburban's common stock and approximately $3.2 million was used to repay outstanding indebtedness of Peiser's at the time of the closing of the Acquisition. In connection with the Acquisition, Barry D. Derman was elected to Suburban's Board of Directors and, pursuant to an Employment Agreement with Peiser's, remains the President and a director of Peiser's, along with Donald H. Benovitz, President, and Stephen N. Aschettino, Chief Financial Officer, of Suburban. The cash consideration for the Acquisition was funded solely with cash from Suburban's cash accounts, with no additional borrowing by Suburban.

             In accordance with an Escrow Agreement executed pursuant to the Purchase Agreement, 66,667 shares, or sixty percent (60%) of common stock consideration (with an aggregate value of $600,000), were placed in an escrow account to serve as an indemnity to Suburban in the event of a breach by Peiser's or Mr. Derman of certain provisions of the Purchase Agreement. The remaining shares of Company common stock in the escrow account will be released to the former sole stockholder of Peiser's on April 30, 1999.


Item 7.         Financial Statements and Exhibits.


        (a)     Financial Statements of Business Acquired.

                Audited Financial Statements of Peiser's, Inc. as of and for the year ended December 31, 1996, together with Report of Independent Public Accountants.



        (b)     Pro Forma Financial Information


                Unaudited Pro Forma Combined Statements of Income for the year ended August 31, 1996

                Unaudited Pro Forma Combined Statements of Income for the nine months ended May 31, 1997

        (c)     Exhibits.

                The following exhibit is included herein:

         Reg S-K
        Exhibit No.         Description                         Exhibit No.

           10           Stock Purchase Agreement,                  1
                        dated May 1, 1997, relating
                        to the Purchase by Suburban
                        Ostomy Supply Co., Inc. of
                        Peiser's, Inc.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.


                            SUBURBAN OSTOMY SUPPLY CO., INC.



                             By:/s/ Herbert P. Gray
                             Name:  Herbert P. Gray
                             Title:    Chairman and Chief Executive Officer


Dated:  July 15, 1997

                               ARTHUR ANDERSEN LLP


                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To Peiser's, Inc.:

We have audited the accompanying balance sheet of Peiser's, Inc. (an Illinois corporation) as of December 31, 1996, and the related statements of income, changes in stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management. as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Peiser's, Inc. as of December 31, 1996. and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.


Boston,  Massachusetts
April 4, 1997

                                 BALANCE SHEET
                               DECEMBER 31, 1996

                                     ASSETS

CURRENT ASSETS                                                   $    27,590
     Cash and cash equivalents                                     2,525,456
     Accounts receivable, net of allowance for doubtful
         accounts of $118,973                                        795,771
     Merchandise inventory                                            40,902

          Total current assets                                     3,389,719

FIXED ASSETS, AT COST:
     Equipment and fixtures                                        1,033,358
     Leasehold improvements                                          561,786
                                                                   1,595,144

     Less - Accumulated depreciation                                 821,505

          Total fixed assets, net                                    773,639

OTHER ASSETS                                                          43,282

          Total assets                                           $ 4,206,640

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABIITIES:
     Current portion of long-term bank debt                      $   244,963
     Revolving line of credit                                        672,000
     Notes payable to stockholders                                   105,000
     Accounts payable                                                544,831
     Accrued expenses, including payroll and related items           608,341

          Total current liabilities                                2,175,135

LONG-TERM BANK DEBT                                                  253,333

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
     Common stock, no par value -
       Authorized - 1,000,000 shares
       Issued - 10,000 shares                                         10,000
     Retained earings                                              2,038,170
     Additional minimum liability for defined benefit plans         (225,998)
     Treasury stock at cost - 100 shares                             (44,000)

          Treasury stockholders' equity                            1,778,172

          Total liabilities and stockholders' equity              $4,206,640

   The accompanying notes are an integral part of these financial statements

                                 PEISER'S, INC.

                               STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1996

NET SALES                                                 $  17,479,641

COST OF GOODS SOLD                                            8,895,468

         Gross profit                                         8,584,173

OPERATING EXPENSES                                            8,289,491

         Operating income                                       294,682

INTEREST EXPENSE, NET                                           124,952

OTHER INCOME                                                     32,514

         Net Income                                      $      202,244



   The accompanying notes are an integral part of these financial statements.

                                 PEISER'S, INC.

                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                      FOR THE YEAR ENDED DECEMBER 31, 1996



                                                                    Additional
                              Common                                  Minimum
                               Stock                                 Liability                          Total
                              No Par             Retained           for Defined         Treasury     Stockholders'
                               Value             Earnings          Benefit Plan           Stock        Equity
BALANCE,                   $  10,000           $ 2,012,371        $  (225,998)     $       -         $  1,796,373
DECEMBER 31,
1995
    Repurchase of              -                     -                   -              (44,000)        (44,000)
     common stock
    Net income                 -                   202,244               -                 -            202,244
    Dividends paid to
      stockholders             -                  (176,445)              -                 -           (176,445)
BALANCE,                   $  10,000          $  2,038,170        $  (225,998)       $  (44,000)     $  1,778,172
DECEMBER 31,
1996



   The accompanying notes are an integral part of these financial statements.

                                 PEISER'S, INC.


                             STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 1996


CASH FLOWS FROM OPERATING ACTIVITIES:
         Net income                                                $  202,244
         Adjustments to reconcile net income to net cash
           provided by operating activities-
              Depreciation and amortization                           263,447
              Provision for bad debt losses                            20,575
              Gain on sale of fixed assets                            (15,000)
              Change in current assets and liabilities-
                  Accounts receivable                                 386,617
                  Merchandise inventory                                31,186
                  Prepaid expenses and other                           15,063
                  Accounts payable                                    (69,765)
                  Accrued expenses                                   (208,427)

                      Net cash provided by operating activities        625,940

CASH FLOWS FROM INVESTING ACTIVITIES:
         Purchase of fixed assets                                      (82,827)
         Proceeds from sale of fixed assets                             15,000

                      Net cash used in investing activities            (67,827)

CASH FLOWS FROM FINANCING ACTIVITIES:
         Net repayments of revolving line of credit                   (407,000)
         Proceeds from issuance of long-term debt                      400,000
         Principal repayments of long-term debt                       (355,354)
         Principal repayments of notes payable to stockholders          (4,000)
         Dividends paid to stockholders                               (176,445)

                      Net cash used in financing activities           (542,799)

NET INCREASE IN CASH AND CASH EQUIVALENTS                               15,314

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR                            12,276

CASH AND CASH EQUIVALENTS, END OF YEAR                            $     27,590
SUPPLEMENTAL CASH FLOW INFORMATION:
         Cash paid during the year for interest                   $    127,409

SUPPLEMENTAL DISCLOSURE OF NONCASH TRANSACTIONS:
         Stock repurchased under a note payable to stockholder    $     44,000

   The accompanying notes are an integral part of these financial statements.

                                 PEISER'S, INC.

                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1996

(1)      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         (a)      General

                  Peiser's, Inc. (the Company) is a wholesale distributor of home health care products, primarily incontinence and wound care supplies. The Company is locate in Broadview, Illinois and services primarily homebound patients in Illinois.

         (b)      Revenue Recognition

                  Revenue from product sales is recognized at the time of shipment.

         (c)      Cash and Cash Equivalents

                  For the  accompanying  statement  of cash  flows,  the Company
                  considers   all  highly  liquid   instruments   with  original
                  maturities of three months or less to be cash equivalents.

         (d)      Merchandise Inventory

                  Inventory is stated at the lower of cost or market and is accounted for using. the weighted moving-average cost method, which approximates the first-in, first-out (FIFO) method.

         (e)      Fixed Assets

                  The  cost  of  property  and  equipment  is  depreciated   and
                  amortized over the estimated useful lives of the related assets, as follows:

                  Equipment, computers and fixtures   3-7 years   Straight-line
                   Leasehold improvements           Term of lease Straight-line

         (f)      Income Taxes

                  The Company has elected, under the S corporation rules of the Internal Revenue Code (the Code), not to be taxed as a corporation, and the stockholders have consented to include their pro rata shares of the Company's income in their individual income tax returns. Accordingly, the accompanying statement of income does not include any provision for income taxes.

(1)      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         (g)      Use of Estimates

                  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                                 PEISER'S, INC,

                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1996

                                   (Continued)

         (h)      Disclosure of Fair Value of Financial Instruments

                  The Company's financial instruments consist mainly of cash and cash equivalents, accounts receivable, accounts payable, revolving line of credit, long-term bank debt and notes payable to stockholders. The carrying amounts of the Company's cash and cash equivalents, accounts receivable and accounts payable approximate fair value due to the short-term nature of these instruments. The fair values of the Company's outstanding revolving line of credit, long-term bank debt and notes payable to stockholders approximate their carrying values due to the interest rate charade fluctuating with market rates or the interest rate approximating the Company's incremental borrowing rate for debt with similar terms and remaining maturities.

(2)      REVOLVING LINE OF CREDIT AND LONG-TERM BANK DEBT

         Bank debt consists of the following at December 31, 1996:


Revolving credit agreement with a bank up to $1.6 million, with interest charges based on the bank's prime rate plus .25% per annum (8.5% at December 31, 1996), payable monthly. The debt provides for certain financial covenants and is collateralized by substantially all of the Company's assets. Borrowings under this credit agreement become due on June 30, 1997

                                                                   $    672,000
$400,000 secured note payable to a bank. dated March 7, 1996, bearing interest at 8.15% per annum. due in monthly installments of
$6,667 plus accrued interest through March 2001
                                                                        333,333
$618,611 secured note payable to a bank. dated February 8. 1995.
bearing interest at the bank's prime rate plus .25% per annum, due in monthly installments of $20,620 plus accrued interest through
August 1997                                                             164,963
                                                                      1,170,296
Less-Current portion                                                    916,963
                                                                  $     253,333

                                 PEISER'S, INC,

                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1996

                                   (Continued)

(2)      REVOLVING LINE OF CREDIT AND LONG-TERM BANK DEBT (Continued)

         At December 31, 1996, the Company's revolving line of credit and long-term bank debt are scheduled to mature as follows:


                                    Year                      Amount

                                    1997                      $  916,963
                                    1998                          80,000
                                    1999                          80,000
                                    2000                          80,000
                                    2001                          13,333


                                                              $1,170,296


(3)      NOTES PAYABLE TO STOCKHOLDERS

         In April 1992, a stockholder of the Company advanced $70,000 to the Company in return for a promissory note bearing interest at 7% per annum. The note was originally due in December 1992, however, it has been rewritten annually in order to amend the principal amount and the maturity date. At December 31, 1996, the balance outstanding under this unsecured note was $61.000. On January 2, 1997, the note was rewritten for this amount and assigned a maturity date of December 31, 1997. Interest expense relating to this note was $4,385 for 1996.

         In July 1996, the Company repurchased 100 shares of common stock under a stock purchase agreement. A $44,000 non-interest-bearing note was issued to a stockholder of the Company as consideration for the shares. The Company pledged these shares as collateral for the promissory note.


(4)      EMPLOYEE BENEFIT PLANS

         The Company has a 401(k) profit sharing plan that covers all full-time employees meeting certain eligibility requirements. Under the terms of the plan, participants are allowed to make pre-tax contributions of 1% or more of their compensation through salary deferral arrangements, subject to certain limits under Section 401(k) of the Code. The plan also provides for discretionary employer contributions up to 50% of an employee's annual contribution, not to exceed 4% of an employees annual salary. Contributions made by the Company amounted to $41,881 for 1996.

         The Company also has a noncontributory, defined benefit pension plan that covers substantially all of the Company's employees. On January 1, 1995, the Company's board of directors froze the benefits of the plan

                                 PEISER'S, INC,

                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1996

                                   (Continued)

        as of December 31, 1994, and further provided that no participant would accrue additional benefits under the plan. except as may otherwise be required by the Code. Pension expense was $58,525 in 1996.

(4)      EMPLOYEE BENEFIT PLANS

         The components of net periodic pension cost for 1996 are as follows:

           Service cost (benefits earned during the period)        $    39,856
           Interest cost on projected benefit obligations               43,364
           Actual return on plan assets                               (160,013)
           Net amortization and deferral                               135,318

                                    Net periodic pension cost      $    58,525

         The following table sets forth the pension plan's funded status and the amount recognized in the Company's balance sheet as of December 31, 1996:

                  Actuarial present value of accumulated plan benefits-
                           Vested                                  $   931,606
                           Nonvested                                    66,887

                           Accumulated benefit obligations             998,493

                  Effect of projected future compensation increases    -

                           Projected benefit obligation          $     998,493

                  Plan assets at fair value                      $     713,970

                  Less - Projected benefit obligation            $     998,493

                           Unfunded projected benefit obligation      (284,523)

                  Unrecognized net gain                               (166,830)
                  Unrecognized net transition liability                392,828
                  Additional minimum liability                        (225,998)

                           Accrued pension cost                  $    (284,523)

The discount rate used in determining the projected benefit obligation was 4.75% at December 31, 1996. The expected long-term rate of return on plan assets used was 7.5%.

                                 PEISER'S, INC,

                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1996

                                   (Continued)

(5)      COMMITMENTS AND CONTINGENCIES

(a)      Lease Commitments

The Company leases certain office and warehouse facilities under operating leases that expire over the next three years. Approximate future minimum payments under these noncancelable operating leases at December 31, 1996 are as follows:


                           Year                            Amount

                           1997                          $173,037
                           1998                           112,000
                           1999                            55,000
                                                        $ 380,037

The office lease mentioned above is with a stockholder of the Company. Total rent expense charged to 1996 operations was $213.876, of which approximately $109,200 was related to the operating lease with the stockholder. The Company believes that the rent paid to the stockholder approximates fair value.

(b)      Legal Matters

The Company is, from time to time, involved in various legal proceedings and claims normally incident to its business. The Company, based on the advice of legal counsel, does not believe that the results of any pending or threatened proceedings or claims or any amounts that it may be required to pay by reason thereof will have a material adverse effect on the financial condition or results of operations of the Company.

(6)      SUBSEQUENT EVENTS

In January 1997, the Company paid off the $44,000 non-interest-bearing note issued to a stockholder of the Company and repurchased an additional 4,900 shares of common stock under a stock purchase agreement. The Company paid $1,156,000 in cash and issued a $1,000,000 promissory note to a stockholder of the Company as consideration for the repurchased shares. The note bears interest at the higher of 10% per annum or the prime rate, adjusted on a monthly basis during the term of the note, and matures on January 1, 2004. The note is collateralized by substantially all of the Company's assets, including the shares of common stock being purchased.

In connection with the stock purchase agreement, the Company signed a $1.2 million installment note with a bank. The note bears interest at the bank's prime rate plus .25% per annum and matures on January 2, 2002. The monthly installments of $20,000 plus accrued interest commenced in January 1997. The debt provides for certain financial covenants and is collateralized by substantially all of the Company's assets.

In March 1997, the Company signed a $500,000 promissory note with a bank due on June 30, 1997. The proceeds from this note. along with $500.000 drawn upon the Company's revolving line of credit, were utilized to

                                 PEISER'S, INC,

                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1996

                                   (Continued)

repay the $1 million promissory note issued to a stockholder of the Company in January 1997. The $500,000 promissory note bears interest at the bank's prime rate plus .5% per annum, payable monthly. The debt provides for certain financial covenants and is collateralized by substantially all of the Company's assets.

In March 1997, the remaining stockholder of the Company personally guaranteed up to $2.2 million of the indebtedness outstanding with a bank.

In March 1997, the Company reached an agreement with Suburban Ostomy Supply Co., Inc. (Suburban), whereby Suburban will acquire all of the outstanding shares of common stock of the Company in exchange for cash and shares of common stock of Suburban. Under the terms of the agreement, the cash proceeds will be used to repay the Company's indebtedness as of the closing date, including all of the bank debt referred to above.

                        SUBURBAN OSTOMY SUPPLY CO., INC.
                   PRO FORMA COMBINED STATEMENTS OF INCOME
                       For the year ended August 31, 1996
                             (Dollars in thousands)
                                   (unaudited)


                                                                      Suburban
                                                 Peiser's Inc.           Ostomy            Adjustments             Consolidated
Net Sales                                           $17,105              $72,558                  $0             $89,663
Cost of goods sold                                    8,627               55,398                   0              64,025
   Gross margin                                       8,478               17,160                   0              25,638
Operating expenses                                    7,823                9,689                   0              17,512
Depreciation and amortization                           194                  562                 191                 947
   Operating income                                     461                6,909               (191)               7,179
Interest income                                           0                  179                   0                 179
Interest expense                                      (136)              (2,653)                 136             (2,653)
Other (expense) income                                   29                 (53)                   0                (24)
   Income before income taxes                           354                4,382                (55)               4,681
Provision for income taxes                                0                1,944                 201               2,145
   Net income                                           354                2,438               (256)               2,536
Accretion of Preferred Stock                             --                  676                   0                 676
   Net income applicable to
   common stockholders                            $     354            $   1,762         $     (256)          $    1,860
Supplemental Pro Forms Net Income                         -                4,000               (256)               3.744
Weighted average common shares outstanding                -               10,785
Earnings Per Share                                        -            $     .37

   The accompanying notes are an integral part of these financial statements.

                        SUBURBAN OSTOMY SUPPLY CO., INC.
                   PRO FORMA COMBINED STATEMENTS OF INCOME
                     FOR THE NINE MONTHS ENDED MAY 31, 1997
                             (Dollars in thousands)
                                   (unaudited)

                                                                  Suburban
                                           Peiser's Inc.           Ostomy            Adjustments         Consolidated
Net Sales                                    $13,559              $66,262                  $0             $79,821
Cost of goods sold                             6,883               50,505                   0              57,388
   Gross margin                                6,676               15,757                   0              22,433
Operating expenses                             5,580                8,533                   0              14,113
Depreciation and amortization                    187                  654                 127(a)              968
   Operating income                              909                6,570                (127)                7,352
Interest income                                    0                  257                (181)(b)              76
Interest expense                                (122)                (434)                 122(d)             (434)
Other (expense) income                           (39)                (149)                   0               (188)
   Income before income taxes                    748                6,244               (186)               6,806
Provision for income taxes                        53                2,721                 232               3,006
   Net income                                    695                3,523               (418)               3,800
Accretion of Preferred Stock                      --                  101                   0                 101
   Net income applicable to
   common stockholders
                                            $    695             $  3,422            $    418             $ 3,699
Supplemental Pro Forma Net Income                  -                3.846               4.641
Weighted average common shares outstanding         -               11,053
Earnings Per Share                                 -             $    .35

   The accompanying notes are an integral part of these financial statements.

Basis of Accompanying Unaudited Pro Forma Combined Statements of Income

The unaudited pro forma combined statements of income combine give effect to the Acquisition. The pro forma combined statements of income combine the historical statements of income of the Company and Peier's, Inc. for the year ended August 31, 1996 and the nine months ended May 31, 1997. The unaudited pro forma combined statements of income do not purport to be indicative of the results which would actually have been reported if the acqusition had been effected at those dates or which may be reported in the
future.   These unaudited pro forma combined statements of income should be read in conjunction with the accompanying notes and the respective historical financial statements and related notes contained in the Company's Annual Report on Form 10-K for the fiscal year ended August 31, 1996 and the Peiser's, Inc. audited financial statements for December 31, 1996 included in this Form 8-K/A.

Notes to Unaudited Pro Forma Combined Statements of Income

A. The pro forma adjustment of $191 in 1996 and $127 in 1997 for the amortization of goodwill over a 25 year period.

B. The pro forma adjustment of $136 in 1996 and $122 in 1997 to reduce interest expense to reflect the repayment of certain obligations of Peiser's, Inc. by the Company.

C. The pro forma adjustment of $181 in 1997 to reflect the lower interest income the Company would have received if the acquisition happened as of beginning of the fiscal year.

D. The pro forma adjustment of $201 in 1996 and $232 in 1997 to provision of taxes to reflect Peiser's, Inc. change in tax status from a S Corp. to a C Corp., and for adjustments to interest income and expense.

E. Pro Forma combined net income per common equivalent shares and the pro forma combined weighted average common and common equivalent shares outstanding includes the shares of common stock of the Company issued pursuant to the Acquisition.